UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 4, 2007

SKYWEST, INC.
(Exact name of registrant as specified in its charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road
St. George, Utah		84790
(Address of principal executive offices)		(Zip Code)

(435) 634-3000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       Entry into a Material Definitive Agreement

On May 7, 2007, SkyWest, Inc. (the “Company”) entered into a Separation Agreement and Release of All Claims (the “Agreement”) together with SkyWest Airlines, Inc. (“SkyWest Airlines”), a wholly-owned subsidiary of the Company, and Ron B. Reber.  Mr. Reber served as President and Chief Operating Officer of SkyWest Airlines prior to his retirement effective April 2, 2007.

Under the terms of the Agreement, the Company has agreed to pay to Mr. Reber in the amount of $250,000 on or before March 15, 2008, and to cause certain options to purchase shares of the Company’s common stock to vest and become exercisable.  Mr. Reber has agreed to provide consulting services to SkyWest Airlines for a period of one year and to release the Company, SkyWest Airlines, and their affiliates from claims arising from his employment.  The Agreement contains non-compete and non-solicitation covenants as well as other standard covenants and representations typically found in such agreements.

ITEM 5.02                                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 9, 2007, the Company announced that James L. Welch was appointed to serve as a director of the Company.  A copy of the press release announcing Mr. Welch’s appointment as a director of the Company is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 5.02.

Forward-Looking Statements

In addition to historical information, this Report contains forward-looking statements.  The Company may, from time to time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements encompass the Company’s beliefs, expectations, hopes or intentions regarding future events.  Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely” and similar expressions identify forward-looking statements.  All forward-looking statements included in this Report are made as of the date hereof and are based on information available to the Company as of such date.  The Company assumes no obligation to update any forward-looking statement. Actual results will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among others, the failure of SkyWest Airlines to operate as anticipated under the terms of the Services Agreement.  Other factors that may cause actual results to vary from the Company’s expectations include: the troubled financial condition and restructurings of Delta Air Lines, Inc. and United Air Lines, Inc.; the development of a new code-sharing relationship with Midwest Airlines, Inc.; the Company’s continuing efforts to efficiently integrate the operations and employees of Atlantic Southeast Airlines, Inc. (“ASA”), which the Company acquired in September 2005; the impact of negotiations with ASA’s organized labor forces and the impact of the costs of such labor forces on the Company’s operations and financial condition; the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel; ongoing negotiations between the Company and its major partners regarding their contractual relationships; variations in market and economic conditions; employee relations and labor costs;  rapidly escalating fuel costs; the degree and nature of competition; potential fuel shortages in markets where SkyWest Airlines or ASA operates; the impact of weather-related or other natural disasters on air travel and airline costs; the ability of SkyWest Airlines and ASA to expand services in new and existing markets and to maintain profit margins in the face of pricing pressures; aircraft deliveries; the Company’s ability to obtain financing; and other unanticipated factors.  Risk factors, cautionary statements and other conditions which could cause actual results to differ from management’s current expectations are contained in the Company’s filings with the Securities and Exchange Commission, including Item 1A of the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2006, entitled “Risk Factors,” and Item 1A of the Company’s Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31, 2007, entitled “Risk Factors.”

ITEM 9.01                                       Financial Statements and Exhibits

(d)           Exhibits

99.1                           Press release, entitled “SkyWest, Inc. Announces Appointment of New Director,” issued by SkyWest, Inc., dated May 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Date: May 10, 2007	By:	/s/ Bradford R. Rich
Bradford R. Rich, Executive Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, entitled “SkyWest, Inc. Announces Appointment of New Director,” issued by SkyWest, Inc., dated May 9, 2007